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                                                                  Exhibit 10.19

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of January 3, 1997, by and among CAPSTONE PHARMACY SERVICES, INC., a Delaware corporation (the "Company"), and the parties named on Schedule 1 attached hereto (each a "Holder" and, collectively, the "Holders").

                                    RECITALS

     The Holders propose to acquire an aggregate of 2,708,804 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with a Merger Agreement dated of even date herewith pursuant to which the Company acquired by merger certain companies of which Holders were shareholders (the "Merger Agreement").

     The Company has agreed to file a Registration Statement (the "Current Registration") including the Shares by January 31, 1997, and to take all appropriate action to cause such Registration Statement to be declared effective by March 31, 1997.

     In order to induce Holders to enter the Merger Agreement and accept the Shares as a portion of the merger consideration, the Company has agreed to provide the registration rights set forth in this Agreement.

1. Piggyback Registrations.

     (a) Right to Piggyback. If, at any time after the Effective Date and prior to the earlier of (x) January 3, 1999, and (y) the date upon which the Holders become eligible to sell shares pursuant to Rule 144 ("Rule 144") promulgated under the Exchange Act of 1933 (such date being herein referred to as the "Rights Termination Date") (i) an effective registration statement is not in place to allow Holders to sell Shares held by them, (ii) the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) the registration form to be used may be used for the registration of Shares (a "Piggyback Registration" and the rights to such registration "Piggyback Registration Rights"), the Company will give prompt written notice (in any event at least 30 days in advance) to all Holders of its intention to effect such a registration and will include in such registration all Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

     (b) Piggyback Expenses. The expenses incurred in connection with such registration by the Holders will be paid by the Company in all Piggyback Registrations.



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     (c) Priority on Primary Registrations. If a Piggyback Registration is, in
whole or in part, an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of piggyback shares which can be sold in such offering, the Company will include in such registration (i) first, the shares of Common Stock the Company proposes to sell, (ii) second, the shares of Common Stock proposed to be sold by holders thereof who have registration rights pursuant to the Registration Rights Agreement dated December 16, 1994, as amended, or the Registration Rights Agreement dated May 22, 1995, as amended or the Registration Rights Agreement dated April 16, 1996 or the Registration Rights Agreement dated July 31, 1996 (such holders hereinafter referred to as the "Existing Holders"), and (iii) third, other shares of Common Stock requested to be included in such registration.

     (d) Priority on Secondary Registration.

     (i) If the Holders exercise their Piggyback Registration Rights in connection with a registration statement filed in response to the exercise of Demand Registration Rights (as defined below) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, to the shares, of Common Stock for which Demand Registration Rights are exercised, (ii) second, the shares of Common Stock requested to be included by the Existing Holders, and (iii) third, other securities requested to be included in such registration.

     (ii) If the Existing Holders exercise their Piggyback Registration Rights in connection with a registration statement filed in response to the exercise of Demand Registration Rights by the Holders, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will, subject to the rights of the Existing Holders under paragraph 2(c) hereof, include in such registration statement (i) first, the shares of Common Stock requested to be included by the Existing Holders, and (ii) second, the other securities, requested to be included in such registration, that in the opinion of such underwriter can be sold, pro rata among the holders of such shares on the basis of the number of shares requested to be included by such holders.

2. Demand Registration.

     (a) Registration. If at any time after the Effective Date and prior to the Rights Termination Date an effective registration statement is not in place to allow Holders to sell Shares held by them and such Shares have previously not registered pursuant to Section

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1 then the Holders of not less than one-half of the Shares may request one registration under the Securities Act of all or part of their Registrable Securities on Form S-1 under the Securities Act or any other permitted registration form ("Demand Registration" and the right to such registration "Demand Registration Rights") for which the Company will pay all Registration Expenses (as defined Section 5 below). A registration will not count as a Demand Registration until it has become effective.

     (b) Priority on Demand Registrations. If, at any time after March 31, 1997 and prior to the Rights Termination Date, the Company receives a request by the Holders for a Demand Registration, within five days after the receipt thereof the Company will (i) give written notice of such request to all Holders and Existing Holders previously not registered and (ii) include in such Demand Registration all shares of Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. If the managing underwriter of any Demand Registration advises the Company in writing that in its opinion the number of Shares and other securities requested to be included exceeds the number of Shares and other securities which can be sold in such offering, the Company will include in such registration (i) first, the shares of Common Stock requested to be included by the Existing Holders, and (ii) second, the number of Shares requested to be included that in the opinion of such underwriter can be sold, pro rata among the respective Holders on the basis of their relative shares of Shares requested to be included. Any persons other than Holders who participate in the Demand Registration must pay their share of the Registration Expenses as provided in
Section 5.

     (c) Priority on Demand Registrations with respect to Existing Holders. If, during the period after the Company has received a request by the Holders for a Demand Registration and 15 days after the Holders and Existing Holders have received the Company's notice described in the first sentence of Section 2(b) above, the Company receives a request by the Existing Holders for a demand registration, then the Holders agree that the Company may file a registration statement in response to the request by the Existing Holders in lieu of filing a registration statement in response to the request by the Holders. The Holders will have Piggyback Registration Rights in connection with such demand registration in accordance with Section 1(d)(i) hereof and such registration shall not count as Holders' Demand Registration.

     (d) Selection of Underwriters. The Company will have the right to decide if a Demand Registration shall be underwritten and to select the investment banker(s) and manager(s) to manage or administer any offering pursuant to a Demand Registration. Notwithstanding the foregoing, the Company's unwillingness or inability to select such banker or manager shall not limit the Company's obligation to proceed with a requested Demand Registration.



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     (e) In the event that all of the Shares requested to be included in a registration pursuant to a Demand Registration are not included therein by operation of Section 2(b) then such registration shall not count as Holders' Demand Registration.

3. Current Registration. (a) The provisions of Sections 4, 5,6, 7 and 8 hereof will apply to the Current Registration.

     (b) The parties hereby agree that in the event the Current Registration has not been declared effective by the Securities and Exchange Commission by March 31, 1997 (the "Target Date") the Holders may be harmed by not being able to sell shares until the date the Current Registration is actually declared effective (the "Actual Date"), to the extent that the price on the Actual Date is less than the price on the Target Date. Therefore, Company agrees to pay as additional Merger Consideration (as defined in the related Merger Agreements dated of even date herewith) and as liquidated damages an amount per share for the total number of Shares equal to: (a) the closing bid price per share for the common stock as quoted on the Nasdaq Stock Market on the Target Date, less (b) the closing bid price per share for the common stock as quoted on the Nasdaq Stock Market on the Actual Date, less $.50 (fifty cents) per share (the amount per share in item (b) being referred to as the "Target Price" and the amount calculated pursuant to items (a) and (b) being referred to herein as the "Per Share Price Reconciliation"). The Per Share Price Reconciliation shall be payable as follows:

     (i) For Shares sold by the underwriters pursuant to the Current Registration, the Company shall pay the Per Share Price Reconciliation for such Shares immediately upon the Actual Date (or the sale date, if later), first, by paying all or a portion of the underwriting discount with respect to such shares and then, if necessary, by paying any additional cash to the Holders; and

     (ii) For Shares sold otherwise, the Company shall pay the Per Share Price Reconciliation for such Shares immediately upon the date of such sale in cash to the Holders.

Notwithstanding the foregoing, if at any time after the Actual Date (when an effective registration statement is in place with respect to the Shares or Holders are eligible to sell shares pursuant to Rule 144) the closing bid price per share for the common stock as quoted on the Nasdaq Stock Market is above the Target Price for any three (3) trading days in any period of five (5) consecutive trading days, then the Per Share Price Reconciliation for any Shares still held by Holders shall be canceled, and Company shall be relieved of any further obligation with respect thereto.

4. Registration Procedures. Whenever the Holders have requested that any Shares be registered pursuant to the Agreement, the Company will use its best efforts to effect the


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registration and the sale of such Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company may furnish to a single law firm selected by the Holders of a majority of the Shares covered by such registration statement copies of all such documents proposed to be filed, which documents would be subject to the reasonable review of such counsel which review would be limited to information concerning the Holders and their plans of distribution and other issues reasonably related to the Holders as Selling Shareholders);

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement;

     (c) furnish to each Holder of Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Shares owned by such Holder;

     (d) use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdiction as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Shares owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each Holder of such Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the


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purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

     (f) cause all such Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (g) provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares);

     (i) make available for inspection by any seller of Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

     (j) obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Shares being sold reasonably request (provided that such Shares constitute at least 10% of the securities covered by such registration statement).

5.  Registration Expenses and Holdback Agreement.

     (a) All expenses incident to the Company's performance under this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which are the responsibility of the seller) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of


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any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

     (b) Each Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 120 day period beginning on the effective date of any underwritten Piggyback Registration or any underwritten Demand Registration in which Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

6.  Indemnification.

     (a) The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers, directors and employees and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers, directors and employees and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any such underwriting agreement are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (b) In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors, officers and employees and each person who controls the Company (within the meaning of the Securities Act) against any loss, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact


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required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use herein.

     (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense, is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

7. Participation in Underwritten Registrations. No person may participate in any registration hereunder which includes an underwritten offering unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, power of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

8.  Miscellaneous.

     (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of at least two-thirds of the Shares.

     (b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of are also for the benefit of, and enforceable by, any subsequent Holder, provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the assignee or holder and identifying the securities with respect to which such registration rights are being assigned, and


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provided further, that the assignee or Holder of such rights assumes the obligations of such Holder under this Agreement.

     (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (f) Governing Law. The construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     (g) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each other Holder at the address provided by such Holder and to Company at the address indicated below:

                   Capstone Pharmacy Services, Inc.
                   2930 Washington Boulevard
                   Baltimore, Maryland  21230
                   Attn:  R. Dirk Allison, President

                   With a copy mailed to:

                   Harwell Howard Hyne Gabbert & Manner, P.C.
                   1800 First American Center
                   315 Deaderick Street
                   Nashville, Tennessee  37238
                   Attention:  Mark Manner, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.



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IN WITNESS WHEREOF, the Company has executed this Agreement as of January 3,
1997.

                                       CAPSTONE PHARMACY SERVICES, INC.

                                       By: _________________________

                                       Its: ________________________




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                                   Schedule 1


Ron Belville

Denis A. and Sandra Lou Portaro and the Denis A. and Sandra Lou Portaro Revocable Trust of 1992.





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